                             Filed Under Rule 424 (b)(3)
                             Registration Statement No. 333-48415

      SUPPLEMENT NO. 07  TO PROSPECTUS DATED May 5, 1998
                 (AS SUPPLEMENTED May 5, 1998)


AT&T CAPITAL CORPORATION


Medium Term Notes, Series F


Due Nine Months or More From Date of Issue.

Issue Price: 100%
  (as a percent of principal amount)


Floating Rate Notes
-----------------------

Interest Rate Per Annum.......Float%

SETTLEMENT DATE:              09/18/98
INITIAL PAYMENT DATE:         10/19/98
MATURITY DATE:           09/20/99
DAYCOUNT:                ACTUAL/360
INDEX:                   1 Month LIBOR + 0.40%
SOURCE:                  TELERATE PAGE 3750
RESET FREQUENCY:              Monthly
PAYMENT FREQUENCY:       Monthly
PAYMENT:                 Monthly, Pays the 18TH or next Good
Business
                              Day of each Month. Commencing
10/19/98
INTEREST DETERMINATION:       Monthly Reset, Paid
                              Monthly - Source: Telerate p. 3750.
2 London
                              Business Days Prior to Each Reset
Date.
REDEMPTION:                   Non-Call Life
AMOUNT OF SALE:               $50,000,000.00
CUSIP NUMBER:            00206HJ47

Date of Sale: September 15, 1998